Exhibit (l)(2)

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

July 3, 2013

Apollo Investment Corporation
9 West 57th Street
New York, New York 10019

RE:	Apollo Investment Corporation
Shelf Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special New York counsel to Apollo Investment Corporation, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of securities of the Company, consisting of, among other things, senior or subordinated debt securities of the Company (the “Debt Securities”), to be issued in one or more series under the Indenture, dated as of October 9, 2012, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), incorporated by reference as an exhibit to the Registration Statement (the “Indenture”).

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Indenture; and

(iii)	the Statement of Eligibility and Qualification on Form T-1 filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties, except with respect to the Company as to matters of New York law as to which we express our opinion herein. We have assumed that the Indenture and any supplemental indenture has been or will be at all relevant times duly authorized, executed and delivered by the Company and the Trustee and that any Debt Securities that may be issued will be at all relevant times manually signed or countersigned by duly authorized officers of the Company or the Trustee. We have further assumed that the Company has been and will be duly organized and is and will be validly existing in good standing, and has and will have requisite legal status and legal capacity, under the laws of Maryland and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under the Indenture and any supplemental indentures thereto, other than the laws of the State of New York insofar as we express our opinion herein.

We have assumed that the choice of New York law to govern the Debt Securities and the Indenture and any supplemental indentures thereto is a valid and legal provision. We have assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. We have assumed that the terms of the Offered Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Debt Securities, will not (a), violate, conflict with, constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority or (b) require any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that: with respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture related to such Offered Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters, (v) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly executed and delivered by each party thereto; (vi) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act has been duly filed as an exhibit to the Registration Statement; (vii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law, the organizational documents in effect from time to time or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of such Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any securities issued pursuant to the Registration Statement), when issued and sold in accordance with the Indenture and any supplemental indenture relating to the Offered Debt Securities and any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate,

Meagher & Flom LLP

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